Exhibit 107
Calculation of Filing Fee Tables
Form
S-3
(Form Type)
CME GROUP INC.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title (1)	Fee Calculation or Carry Forward Rule (2)	Amount Registered (3)	Proposed Maximum Offering Price Per Unit (3)	Maximum Aggregate Offering Price (3)	Fee Rate (2)	Amount of Registration Fee (2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection With Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Debt	Debt Securities	456(b) and 457(r)	—	—	—	—	—
	Equity	Class A Common Stock, par value $.01 per share	456(b) and 457(r)	—	—	—	—	—
	Equity	Preferred Stock	456(b) and 457(r)	—	—	—	—	—
	Other	Warrants	456(b) and 457(r)	—	—	—	—	—

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					N/A		N/A

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							N/A

(1)
The securities registered hereunder may be sold either separately, together or as units comprising more than one type of security registered hereunder with the other securities registered hereunder. Separate consideration may or may not be received for securities that are issuable on the exercise, conversion or exchange of other securities.

(2)
In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the Registrant is deferring payment of all registration fees. Any subsequent registration fees will be paid on a pay-as-you-go
basis. The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.

(3)
An indeterminate aggregate initial offering price, principal amount or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices or upon conversion, exchange or exercise of other securities registered hereunder.